The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus, prospectus supplement and index supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Preliminary Pricing Supplement dated December 31, 2012

PROSPECTUS dated November 21, 2011	Pricing Supplement No. 506 to
PROSPECTUS SUPPLEMENT dated November 21, 2011	Registration Statement No. 333-178081
INDEX SUPPLEMENT dated November 21, 2011	Dated December , 2012
Rule 424(b)(2)
$
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Equity-Linked Partial Principal at Risk Securities due January    , 2018
Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds

Unlike ordinary debt securities, the Equity-Linked Partial Principal at Risk Securities due January  , 2018 Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds (the “securities”) do not pay interest and provide for a minimum payment at maturity of only 90% of the principal amount at maturity.  The securities will pay at maturity an amount based on the performance of a weighted basket composed of the Vanguard MSCI Europe ETF (with a weighting of 40%), which we refer to as the VGK Shares, the iShares® MSCI Japan Index Fund (with a weighting of 20%), which we refer to as the EWJ Shares, the iShares® FTSE China 25 Index Fund (with a weighting of 20%), which we refer to as the FXI Shares, the iShares® MSCI Brazil Index Fund (with a weighting of 10%), which we refer to as the EWZ Shares and the iShares® MSCI Emerging Markets Index Fund (with a weighting of 10%), which we refer to as the EEM Shares, each of which we refer to as a basket component.  The performance of the basket will be measured on December   , 2017, which we refer to as the determination date.  At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a supplemental redemption amount reflecting the appreciation of the basket, subject to the maximum payment at maturity.  However, if the final basket value is less than or equal to the initial basket value, investors will lose 1% of their investment for every 1% decline in the basket value over the term of the securities, subject to the minimum payment at maturity.  Investors may lose up to 10% of the stated principal amount of the securities. The securities are for investors who are concerned about principal risk, but seek an international equity-based return, and who are willing to risk 10% of their principal and to forgo current income on the securities and appreciation above the maximum payment at maturity in exchange for the repayment of at least 90% of the principal at maturity and the opportunity to participate in the appreciation of the basket, subject to the maximum payment at maturity.  The securities are senior securities issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.
•	The principal amount and original issue price of each security is $10. We will not pay interest on the securities.
•	You will receive at maturity, for each $10 principal amount of securities that you hold, an amount in cash determined as follows:
º	If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount, subject to the maximum payment at maturity.
º	The supplemental redemption amount will equal $10 times the basket percent change over the term of the securities times the participation rate of 100%.
º	The basket percent change will be calculated as: (final basket value – initial basket value) / initial basket value.
º
The maximum payment at maturity is $15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount).  The actual maximum payment at maturity will be determined on the day we price the securities for initial sale to the public, which we refer to as the pricing date.

º
If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value), subject to the minimum payment at maturity.  This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity.

º	The minimum payment at maturity is $9 per security (90% of the stated principal amount).
•
The initial basket value will equal 10, which is equal to the sum of the products of (i) the closing price of one share of each basket component on the pricing date, and (ii) the multiplier for such basket component on the pricing date.  The multiplier for each basket component will be set on the pricing date based on each basket component’s closing price on such date so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the terms of the securities.

•	The final basket value will be calculated based on the weighted performances of each of the basket components, each measured from its initial share price to its final share price.
º
The initial share price for each basket component will equal the closing price of one share of such basket component on the pricing date, subject to adjustment for non-trading days and certain market disruption events affecting any of the basket components.

º
The final share price for each basket component will equal the closing price of one share of such basket component times the applicable adjustment factor, each as of the determination date.  The determination date will be subject to adjustment for non-trading days and certain market disruption events affecting any of the basket components.

º	The adjustment factor for each basket component will initially be set at 1.0 and is subject to change upon certain corporate events affecting the basket components.
•	The securities will not be listed on any securities exchange.
•	The CUSIP number for the securities is 61761M201 and the ISIN for the securities is US61761M2017.

You should read the more detailed description of the securities in this pricing supplement.  In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Securities.”

The securities are riskier than ordinary debt securities.  See “Risk Factors” beginning on PS-12 .

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

 PRICE $10 PER SECURITY

	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per security	$10	$0.30	$9.70
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.30 for each security they sell.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement.  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

The agent for this offering, Morgan Stanley & Co. LLC, is our wholly owned subsidiary.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in this pricing supplement.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the securities, see the section of this pricing supplement called “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

WARNING: The contents of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement, index supplement and prospectus may not be publicly distributed in Mexico.

None of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i)  to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)  to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)  where no consideration is or will be given for the transfer; or

(3)  where the transfer is by operation of law.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the securities we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus supplement, index supplement and prospectus.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The securities offered are medium-term debt securities of Morgan Stanley.  The return on the securities is linked to the performance of a basket weighted 40% to the Vanguard MSCI Europe ETF (the “VGK Shares”), 20% to the iShares® MSCI Japan Index Fund (the “EWJ Shares”), 20% to the iShares® FTSE China 25 Index Fund (the “FXI Shares”), 10% to the iShares® MSCI Brazil Index Fund (the “EWZ Shares”) and 10% to the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”), each of which we refer to as a basket component.  At maturity, for each $10 stated principal amount of securities that you hold, you will receive an amount in cash will not be less than the minimum payment at maturity of $9 per security or greater than the maximum payment at maturity of between $15.05 and $15.25 (to be determined on the pricing date).

The securities offer exposure to a weighted basket of five international exchange-traded funds.  The securities do not guarantee the return of the full principal amount at maturity, and investors may lose up to 10% of the stated principal amount of the securities.  The securities are for investors who are concerned about principal risk, but seek an international equity-based return, and who are willing to risk 10% of their principal and to forgo current income on the securities and appreciation above the maximum payment at maturity in exchange for the repayment of at least 90% of the principal amount at maturity and the opportunity to participate in the appreciation of the basket, subject to the maximum payment at maturity.  All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A.

Each security costs $10
We, Morgan Stanley, are offering the Equity-Linked Partial Principal at Risk Securities due January    , 2018 Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds, which we refer to as the securities.  The principal amount and original issue price of each security is $10.

The original issue price of the securities includes the agent’s commissions paid with respect to the securities as well as the cost of hedging our obligations under the securities.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The secondary market price, if any, at which Morgan Stanley & Co. LLC, which we refer to as MS & Co., is willing to purchase the securities is expected to be affected adversely by the inclusion of these commissions and hedging costs in the original issue price.  In addition, the secondary market price may be lower due to the costs of unwinding the related hedging transactions at the time of the secondary market transaction.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Securities—Use of Proceeds and Hedging.”

The basket
The following table sets forth the basket components along with the initial share price and multiplier (each as defined below), the relevant Bloomberg ticker symbol and the weighting of each basket component:

Basket Component	Initial Share Price	Bloomberg Ticker Symbol*	Weighting	Multiplier
Shares of the Vanguard MSCI Europe ETF (the “VGK Shares”)		VGK	40%
Shares of the iShares® MSCI Japan Index Fund (the “EWJ Shares”)		EWJ	20%

Shares of the iShares® FTSE China 25 Index Fund (the “FXI Shares”)	FXI	20%
Shares of the iShares® MSCI Brazil Index Fund (the “EWZ Shares”)	EWZ	10%
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	10%
*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket component, the initial share price, the final share price and the multiplier on the determination date will be determined as set forth under “Description of Securities—Share Closing Price” and “Description of Securities—Multiplier.”

Payment at maturity
Unlike ordinary debt securities, the securities do not pay interest.  Instead, for each $10 stated principal amount of securities that you hold, you will receive an amount in cash determined as follows:

• If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount,

subject to the maximum payment at maturity of $15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

where,
supplemental redemption amount = $10 × basket percent change × participation rate
and

basket percent change	=	final basket value − initial basket value
initial basket value

and
participation rate = 100%
and

initial basket value = 10, which is equal to the sum of the products of the initial share price of each basket component and the multiplier for such basket component on the pricing date, subject to postponement due to non-trading days or market disruption events

and

final basket value = the sum of the products of the final share price of each basket component and the multiplier for such basket component on the determination date, subject to postponement due to non-trading days or market disruption events

and
multiplier = the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the securities
and
initial share price = for each basket component, the closing price of one share of such basket component on the pricing date
and

final share price = for each basket component, the closing price of one share of such basket component on the determination date times the adjustment factor for such basket component on such date.  The determination date will be December    , 2017.

The adjustment factor for each basket component will initially be set at 1.0 on the pricing date and may be adjusted for certain corporate events relating to that basket component as described in the section entitled “Description of Securities—Antidilution Adjustments.”

• If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value),

subject to the minimum payment at maturity.  This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity of $9 per security, or 90% of the stated principal amount.

All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.
Beginning on PS-9, we have provided examples of hypothetical payouts on the securities.

Price movements in the basket components may not correlate with each other.  At a time when the price of one or more basket components increase, the price of other basket components may decline in value.  Therefore, in calculating the payment at maturity, increases in the prices of one or more basket components may be moderated, offset or more than offset, by declines in the prices of one or more of the other basket components.

Furthermore, the basket components do not have the same basket component weightings.  Therefore, the same percentage change over the term of the securities in each of the basket components would have different effects on the basket performance and, for example, decreases in the value of the VGK Shares (which is weighted at 40%), the EWJ Shares (which is weighted at 20%) or the FXI Shares (which is weighted at 20%) would moderate, offset or more than offset increases in the value of the EWJ Shares (which is weighted at 10%) and the EEM Shares (which is weighted at 10%).

On PS-9, we have provided a section entitled “Hypothetical Payouts on the Securities at Maturity,” which illustrates the payout on the securities over a range of hypothetical basket percent changes.  The examples do not show every situation that can occur.

Please review the historical performance of each of the basket components and also the graph of the historical performance of the basket as a whole for the period from January 1, 2007 through December 27, 2012 in this pricing supplement under “Description of Securities—Historical Information” and “Description of Securities—Historical Graph.”  The graph showing the historical performance of the basket illustrates the effect of any offset between the basket components during such period.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether the positive performance of any basket component will be offset by a lesser positive performance or negative performance of one or more of the other basket components, based on their historical performance.

The securities have limited appreciation potential
The appreciation potential of the securities is limited by the maximum payment at maturity of $15.05 to $15.25 per security (to be determined on the pricing date).  On the determination date, even if the basket percent change is positive and greater than 50.5% to 52.5%, the payment at maturity will not exceed the maximum payment at maturity.  The actual maximum payment at maturity will be determined on the pricing date. See “Hypothetical Payouts on the Securities at Maturity” on PS-9.

Investment in the securities involves risks associated with foreign equity securities (both emerging markets and developed markets) as well as exposure to the currency exchange risk of the currencies of the countries represented in the basket components relative to the U.S. dollar

The stocks included in the MSCI Europe IndexSM, the MSCI Japan IndexSM, the FTSE China 25 Index, the MSCI Brazil IndexSM and the MSCI Emerging Markets IndexSM (collectively, the “Tracked Indices”) and that are generally tracked by the basket components, have been issued by companies in various foreign (and certain emerging markets) countries.  There are risks associated with investing in foreign equity securities and the value of such securities will affect the value of your investment.  Furthermore, because the prices of the basket components are related to the U.S. dollar value of stocks underlying the Tracked Indices, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade, and fluctuations in the exchange rate of such currencies relative to the U.S. dollar will affect the value of your investment.  The effects of this currency exchange risk will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar.

You may revoke your offer to purchase the securities prior to our acceptance
We are using this pricing supplement to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

MS & Co. will be the calculation agent
We have appointed our affiliate, Morgan Stanley & Co. LLC, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation, the trustee for our senior notes.  As calculation agent, MS & Co. will determine the initial share prices, the final share prices, the basket percent changes, the multipliers, whether any changes to the adjustment factors are required and whether any market disruption event has occurred, and will calculate the supplemental redemption amount, if any, and the payment you will receive at maturity.

MS & Co. will be the agent; conflicts of interest
The agent for the offering of the securities, MS & Co., our wholly-owned subsidiary, will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” on PS-43.

The securities should be treated as contingent payment debt instruments for U.S. federal income tax purposes
In the opinion of our counsel, Davis Polk & Wardwell LLP, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as set forth in this pricing supplement) of the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  Please read the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation” and the sections called “United States Federal Taxation — Tax Consequences to U.S. Holders — Notes — Optionally Exchangeable Notes,” “United States Federal Taxation — Tax Consequences to U.S. Holders — Backup Withholding and Information Reporting” and “United States Federal Taxation — Tax Consequences to U.S. Holders — Disclosure Requirements” in the accompanying prospectus supplement.

If you are a non-U.S. investor, please read the section of this pricing supplement called “Description of Securities — United States Federal Income Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Any consequences resulting from the Medicare tax on investment income are also not discussed in this pricing supplement or the accompanying prospectus supplement.

Where you can find more information on the securities
The securities are unsecured senior debt securities issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 21, 2011, the index supplement dated November 21, 2011 and the prospectus dated November 21, 2011.  We describe the basic features of this type of note in the sections of the prospectus supplement called “Description of Notes—General Terms of Notes” and in the section of the prospectus called “Description of Debt Securities—Description of Floating Rate Debt Securities.”

Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the securities, you should read the “Description of Securities” section in this pricing supplement.  You should also read about some of the risks involved in investing in the securities in the section called “Risk Factors.”  The tax treatment of investments in equity-linked securities such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called “Description of Securities—United States Federal Income Taxation.”  You should consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the securities.

How to reach us	You may contact your local Morgan Stanley Wealth Management branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE SECURITIES AT MATURITY

For each security that you hold at maturity, you will receive an amount in cash determined as follows:

º
If the final basket value is greater than the initial basket value: $10 + supplemental redemption amount, subject to the maximum payment at maturity of $15.05 to $15.25 per security (150.5% to 152.5% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

º
If the final basket value is less than or equal to the initial basket value: $10 × (final basket value / initial basket value), subject to the minimum payment at maturity.  This amount will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment due at maturity be less than the minimum payment at maturity of $9 per security, or 90% of the stated principal amount.

Below are two full examples of how to calculate the basket performance.  The following examples and the tables are based on hypothetical data and are provided for illustrative purposes only.  The examples do not show every situation that can occur.

All payments on the securities, including the payment of the minimum payment at maturity, are subject to the credit risk of Morgan Stanley.

Example 1: The basket performance is positive.

Basket Component	Basket Weighting	Hypothetical Multiplier	Hypothetical Initial Share Price	Hypothetical Final Share Price	Appreciation / Depreciation
VGK Shares	40%	0.083333333	$48.00	$52.80	+ 10%
EWJ Shares	20%	0.200000000	$10.00	$11.50	+ 15%
FXI Shares	20%	0.050000000	$40.00	$42.00	+ 5%
EWZ Shares	10%	0.018181818	$55.00	$56.10	+ 2%
EEM Shares	10%	0.022727273	$44.00	$46.20	+ 5%

Final Basket Value = Sum of the products of (i) the final share price of each basket component on the determination date and (ii) the multiplier for such basket component on the determination date

VGK Shares performance value =	Final Share Price × Multiplier, plus
EWJ Shares performance value =	Final Share Price × Multiplier, plus
FXI Shares performance value =	Final Share Price × Multiplier, plus
EWZ Shares performance value =	Final Share Price × Multiplier, plus
EEM Shares performance value =	Final Share Price × Multiplier

So, using the hypothetical final share prices and the hypothetical multipliers above, the final basket value is calculated as follows:

VGK Shares performance value =	$52.80 × 0.083333333, plus
EWJ Shares performance value =	$11.50 × 0.200000000, plus
FXI Shares performance value =	$42.00 × 0.050000000, plus
EWZ Shares performance value =	$56.10 × 0.018181818, plus
EEM Shares performance value =	$46.20 × 0.022727273

Final Basket Value	=	10.87

Initial Basket Value	=	10.00

If the final basket value is greater than the initial basket value, the payment at maturity per $10 stated principal amount will equal $10 + supplemental redemption amount, subject to the maximum payment at maturity.

Supplemental redemption amount	=	$10 × basket percent change × participation rate
	=	$10 × [(10.87 – 10) / 10] × 100% = $0.87
Payment at maturity	=	$10 + $0.87 = $10.87

Because the final basket value is greater than the initial basket value, investors will receive at maturity a supplemental redemption amount in addition to the principal amount of the securities.

Example 2: The basket performance is negative.

Basket Component	Basket Weighting	Hypothetical Multiplier	Hypothetical Initial Share Price	Hypothetical Final Share Price	Appreciation / Depreciation
VGK Shares	40%	0.083333333	$48.00	$36.00	– 25%
EWJ Shares	20%	0.200000000	$10.00	$8.00	– 20%
FXI Shares	20%	0.050000000	$40.00	$36.00	– 10%
EWZ Shares	10%	0.018181818	$55.00	$71.50	+ 30%
EEM Shares	10%	0.022727273	$44.00	$52.80	+ 20%

So, using the hypothetical final share prices and the hypothetical multipliers above, the final basket value is calculated as follows:

VGK Shares performance value =	$36.00 × 0.083333333, plus
EWJ Shares performance value =	$8.00 × 0.200000000, plus
FXI Shares performance value =	$36.00 × 0.050000000, plus
EWZ Shares performance value =	$71.50 × 0.018181818, plus
EEM Shares performance value =	$52.80 × 0.022727273

Final Basket Value	=	8.9
Initial Basket Value	=	10.00

If the final basket value is less than or equal to the initial basket value, the payment at maturity per $10 stated principal amount will equal $10 × (final basket value / initial basket value), subject to the minimum payment at maturity of $9 per security.

Payment at maturity	=	$10 × final basket value / initial basket value
	=	$10 × 8.9 / 10 = $8.90
Payment at maturity	=	$9

Because the payment at maturity would otherwise be less than or equal to the minimum payment at maturity, investors will receive at maturity the minimum payment at maturity of $9 per security.

In the above example, the positive performance values of the EWZ Shares and the EEM Shares are more than offset by the negative performance values of the more heavily weighted VGK Shares, EWJ Shares and FXI Shares, resulting in a negative final basket value.

The table below illustrates the payment at maturity for each security for a hypothetical range of basket percent changes and does not cover the complete range of possible payouts at maturity.  The table reflects the minimum payment at maturity of $9 per security, a hypothetical maximum payment at maturity of $15.15 per security and the initial basket value of 10.

Initial Basket Value	Final Basket Value	Basket Percent Change	Supplemental Redemption Amount	Payment at Maturity	Return on $10 Security
10	20.00	100.0%	$5.15	$15.15	51.5%
10	19.00	90.0%	$5.15	$15.15	51.5%
10	18.00	80.0%	$5.15	$15.15	51.5%
10	17.00	70.0%	$5.15	$15.15	51.5%
10	16.00	60.0%	$5.15	$15.15	51.5%
10	15.20	52.0%	$5.15	$15.15	51.5%
10	15.15	51.5%	$5.15	$15.15	51.5%
10	15.00	50.0%	$5.00	$15.00	50.0%
10	14.00	40.0%	$4.00	$14.00	40.0%
10	13.00	30.0%	$3.00	$13.00	30.0%
10	12.00	20.0%	$2.00	$12.00	20.0%
10	11.00	10.0%	$1.00	$11.00	10.0%
10	10.00	0%	N/A	$10.00	0%
10	9.50	–5.0%	N/A	$9.50	–5.0%
10	9.00	–10.0%	N/A	$9.00	–10.0%
10	8.00	–20.0%	N/A	$9.00	–10.0%
10	7.00	–30.0%	N/A	$9.00	–10.0%
10	6.00	–40.0%	N/A	$9.00	–10.0%
10	5.00	–50.0%	N/A	$9.00	–10.0%
10	4.00	–60.0%	N/A	$9.00	–10.0%
10	3.00	–70.0%	N/A	$9.00	–10.0%
10	2.00	–80.0%	N/A	$9.00	–10.0%
10	1.00	–90.0%	N/A	$9.00	–10.0%
10	0	–100.0%	N/A	$9.00	–10.0%

RISK FACTORS

The securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the securities do not pay interest.  In addition, investing in the securities is not equivalent to investing directly in the basket components.  This section describes the most significant risks relating to the securities.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

Investors may lose up to 10% of their investment in the securities
The securities do not guarantee payment of the full principal amount at maturity.  If the final basket value is less than the initial basket value, investors will be exposed to the depreciation of the basket, and will receive a payment at maturity that is less than the principal amount.  You could lose up to 10% of your investment in the securities.

The securities do not pay interest and may not pay	The terms of the securities differ from those of ordinary debt securities in that we will not pay interest on the securities, and the securities provide for a minimum more than the minimum payment at maturity
payment at maturity of only 90% of the principal amount at maturity.  As the securities do not pay any interest, even if the final basket value is greater than the initial basket value, if the basket does not appreciate sufficiently over the term of the securities, the overall return on the securities (the effective yield to maturity) may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

The appreciation potential of the securities is limited by the maximum payment at maturity
The appreciation potential of the securities is limited by the maximum payment at maturity of $15.05 to $15.25 per security (to be determined on the pricing date).  On the determination date, even if the basket percent change is positive and greater than 50.5% to 52.5%, the payment at maturity will not exceed the maximum payment at maturity.  Consequently, your return on the maturity date will be capped by the maximum payment at maturity of $15.05 to $15.25 per security, regardless of the actual appreciation of the closing prices of the basket components from the pricing date to the determination date, which may be significant.

The market price of the securities will be influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the values of the basket components on any day will affect the value of the securities more than any other single factor.  However, because the payout on the securities is not directly correlated to the values of the basket components, the securities will trade differently from the basket components.  Other factors that may influence the value of the securities include:

•	the volatility (frequency and magnitude of changes in value) of each of the basket components,

•	interest and yield rates in the market,

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities markets generally and which may affect the final share prices,

•	the exchange rates of the U.S. dollar relative to each of the currencies in which the securities underlying the basket components trade,

•	dividend rates on each of the basket components and the securities underlying each of the basket components,

•	the occurrence of certain events affecting the basket components that may or may not require an adjustment to the relevant adjustment factor,

•	the time remaining until the securities mature,

•	the availability of comparable instruments, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the values of each of the basket components at the time of sale are at or below the respective initial share prices or if market interest rates rise. You cannot predict the future performance of any of the basket components based on their historical performance. The basket performance may be negative so that you will be exposed to the depreciation of the basket and receive a payment at maturity that is less than the principal amount.  There can be no assurance that the basket performance will be positive such that you will receive at maturity an amount that is greater than the stated principal amount of the securities.  See “Description of Securities—Historical Information” and “Description of Securities—Historical Graph” beginning on PS-29.

The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities
You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity, and therefore, you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components; the basket components are not equally weighted
Movements in the values of the basket components may not correlate with each other.  At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the basket performance, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or decreases in the value of the other basket components.  Furthermore, the basket components do not have the same basket weightings.  The VGK Shares are weighted at 40%, the EWJ Shares are weighted at 20%, the FXI Shares are weighted at 20%, the EWZ Shares are weighted at 10% and the EEM Shares are weighted at 10% of the basket.  Therefore, the same percentage change over the term of the securities in each of the basket components would have different effects on the basket performance.  A decrease in the value of a more heavily weighted basket component could moderate, offset or more than offset an increase in the value of a less heavily weighted basket component.  For example, because the weighting of the VGK Shares is significantly greater than the weighting of the EEM Shares, a 5% decrease in the value of the VGK Shares will more than offset a 5% increase in the value of the EEM Shares, which has a lower weighting.

If the final basket value is less than the initial basket value, you will receive at maturity an amount that is less than the stated principal amount of the securities.

You can review the historical performance of each of the basket components and a graph of the historical performance of the basket as a whole for the period from January 1, 2007 through December 27, 2012 in this pricing supplement under “Description of Securities—Historical Information” and “Description of Securities—Historical Graph” beginning on PS-29.

You cannot predict the future performance of the basket components or of the basket as a whole, or whether an increase in the value of one basket component will be offset by a lesser increase or decrease in the value of the other basket components, based on the historical performance of the basket components.

The securities will not be listed on any securities exchange and secondary trading may be limited
The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

There are risks associated	The VGK Shares, the EWJ Shares, the FXI Shares, the EWZ Shares and the EEM

with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities
Shares track the performance of the MSCI Europe Index, the MSCI Japan Index, the FTSE China 25 Index, the MSCI Brazil Index and the MSCI Emerging Markets Index, respectively, which all measure the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

The securities are subject to currency exchange rate risk
Because the prices of the VGK Shares, the EWJ Shares, the FXI Shares, the EWZ Shares and the EEM Shares track the performance of the MSCI Europe Index, the MSCI Japan Index, the FTSE China 25 Index, the MSCI Brazil Index and the MSCI Emerging Markets Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the basket components, the price of the basket components, as applicable, will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the Tracked Indices and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the Tracked Indices and the United States and other countries important to international trade and finance.
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Hedging and trading activity by our subsidiaries could potentially affect the value of the securities
One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the basket components or stocks that are included in the Tracked Indices as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the basket components or stocks that are included in the Tracked Indices and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could affect the initial share prices and, therefore, could increase the values at which the basket components must close on the determination date so that an investor would not sustain a loss on their investment.  Additionally, such hedging or trading activities during the term of the securities, including on the determination date, could adversely affect the values of the basket components on the determination date and, accordingly, the amount of cash an investor will receive at maturity.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities
As calculation agent, MS & Co. will determine the initial share prices, the final share prices, the basket percent changes, the multipliers, whether any changes to the adjustment factors are required and whether any market disruption event has occurred, and will calculate the supplemental redemption amount, if any, and the payment you will receive at maturity.  Determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of the performance value of any basket component in the event of a market disruption event, may adversely affect the payout to you at maturity.  See the sections of this pricing supplement called “Description of Securities—Market Disruption Events,” “Description of Securities—Discontinuance of the Basket Components and/or the Indices Tracking the Basket Components; Alteration of Method of Calculation” below.

Adjustments to the basket components or the index tracked by the basket components, as applicable, could adversely affect the value of the securities
As the investment adviser to the Vanguard MSCI Europe ETF, The Vanguard Group, Inc. seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Europe Index.  As the investment adviser to the iShares® MSCI Japan Index Fund, the iShares® FTSE China 25 Index Fund, the iShares® MSCI Brazil Index Fund and the iShares® MSCI Emerging Markets Index Fund, BlackRock Fund Advisors (together with The Vanguard Group, Inc., the “Investment Advisors”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Japan Index, the FTSE China 25 Index, the MSCI Brazil Index and the

MSCI Emerging Markets Index, respectively.  Pursuant to its investment strategy or otherwise, the Investment Advisors may add, delete or substitute the stocks composing the relevant fund.  Any of these actions could adversely affect the price of the shares of the relevant fund and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the indices tracked by the basket components.  MSCI may add, delete or substitute the stocks constituting any of the indices tracked by basket components or make other methodological changes that could change the value of any of the indices tracked by basket components.  MSCI may also discontinue or suspend calculation or publication of any of the indices tracked by basket components at any time.  Any of these actions could adversely affect the value of any of the indices tracked by basket components and, consequently, the value of the securities.

The basket components and the indices tracked by such basket components are different
The performance of the basket components may not exactly replicate the performance of the respective indices tracked by the basket components, because each basket component will reflect transaction costs and fees that are not included in the calculation of the index tracked by such basket component.  It is also possible that the basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the indices they track due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the basket components, differences in trading hours between each basket component and the respective index such basket component tracks or due to other circumstances.  Each basket component generally invests at least 90% of its assets in the securities of the respective index it tracks and in depositary receipts representing securities of such index.  Each basket component may invest the remainder of its assets in other securities, including securities not included in the respective index it tracks, futures contracts, options on futures contracts, other types of options and swaps related to the respective index it tracks, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Advisors.

The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect any of the basket components
MS & Co., as calculation agent, will adjust the adjustment factor for the basket components for certain corporate events affecting the relevant basket component, such as stock splits and stock dividends.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect any of the basket components.  If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities.

Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley

Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the basket components.  As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to any of the basket components or any of the securities underlying the basket components.  In addition, you do not have the right to exchange your securities for any of the basket components or any of the securities underlying the basket components at any time, and you are subject to the credit risk of Morgan Stanley.

DESCRIPTION OF SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Security” refers to each $10 principal amount of our Equity-Linked Partial Principal at Risk Securities due January  , 2018 Based on the Performance of a Weighted Basket of Five International Exchange-Traded Funds.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$

Original Issue Date (Settlement Date)	January , 2013 (3 Business Days after the Pricing Date)

Maturity Date
January     , 2018, subject to extension if the Determination Date for any Basket Component is postponed in accordance with the definition thereof.  If the Determination Date for any Basket Component is postponed so that it falls less than two Business Days prior to the scheduled Maturity Date, the Maturity Date will be postponed to the second Business Day following such Determination Date as postponed.  See “Description of Securities—Determination Date” below.

Pricing Date
December     , 2012; provided that if the scheduled Pricing Date is not a Trading Day with respect to any Basket Component or if a Market Disruption Event occurs on the scheduled Pricing Date with respect to any Basket Component, the Pricing Date solely for such affected Basket Component will be postponed and the Share Closing Price with respect to such affected Basket Component will be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs with respect to such affected Basket Component.  The Share Closing Price will be determined on the last Pricing Date as so postponed; provided that the Share Closing Price for the affected Basket Component will not be determined on a date later than the fifth scheduled Trading Day after the scheduled Pricing Date.  If such date is not a Trading Day or if there is a Market Disruption Event with respect to the affected Basket Component on such date, the Calculation Agent will determine the Share Closing Price on such date as the mean of the bid prices for such affected Basket Component for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. LLC (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Share Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.

Interest Rate	None

Specified Currency	U.S. dollars

CUSIP Number	61761M201

ISIN Number	US61761M2017

Minimum Purchase Amount	$10 and integral multiples of $10 in excess thereof.
Original Issue Price	$10 (100%)
Stated Principal Amount	$10
Basket
The following table sets forth the Basket Components along with the Initial Share Price and Multiplier (each as defined below), the relevant Bloomberg ticker symbol and the weighting of each Basket Component:

Basket Component	Initial Share Price	Bloomberg Ticker Symbol*	Weighting	Multiplier
Shares of the Vanguard MSCI Europe ETF (the “VGK Shares”)		VGK	40%
Shares of the iShares® MSCI Japan Index Fund (the “EWJ Shares”)		EWJ	20%
Shares of the iShares® FTSE China 25 Index Fund (the “FXI Shares”)		FXI	20%
Shares of the iShares® MSCI Brazil Index Fund (the “EWZ Shares”)		EWZ	10%
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)		EEM	10%
*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each Basket Component, the Initial Share Price, the Final Share Price and the Multiplier on the Determination Date will be determined as set forth under “Description of Securities—Share Closing Price” and “Description of Securities—Multiplier.”

VGK Underlying Index	The MSCI Europe IndexSM

EWJ Underlying Index	The MSCI Japan IndexSM

FXI Underlying Index	The FTSE China 25 Index

EWZ Underlying Index	The MSCI Brazil IndexSM

EEM Underlying Index	The MSCI Emerging Markets IndexSM

Tracked Indices	The VGK Underlying Index, the EWJ Underlying Index, the FXI Underlying Index, the EWZ Underlying Index and the EEM Underlying Index

Determination Date
December    , 2017; provided that if the scheduled Determination Date is not a Trading Day with respect to any Basket Component or if a Market Disruption Event occurs on the scheduled Determination Date with respect to any Basket Component, the Determination Date solely for such affected Basket Component will be postponed and the Share Closing Price with respect to such affected Basket Component will be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs with respect to such affected Basket Component.  The Share Closing Price will be determined on the last Determination Date as so postponed; provided that the Share Closing Price for the affected Basket Component will not be determined on a date later than the fifth scheduled Trading Day after the scheduled Determination Date.  If such date is not a Trading Day or if there is a Market Disruption Event with respect to the affected Basket Component on such date, the Calculation Agent will determine the Share Closing Price on such date as the mean of the bid prices for such affected Basket Component for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the Share Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.

Payment at Maturity	At maturity, upon delivery of the Securities to the Trustee, we will pay with respect to each Stated Principal Amount of the Securities an amount in cash equal to:
º $10 + Supplemental Redemption Amount, subject to the Maximum Payment at Maturity, if the Final Basket Value is greater than the Initial Basket Value, or
º $10 × (final basket value / initial basket value) , subject to the Minimum Payment at Maturity, if the Final Basket Value is less than or equal to the Initial Basket Value.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company (“DTC”), on which notice the Trustee and DTC may conclusively rely, of the amount of cash to be delivered with respect to each Stated Principal Amount of the Securities, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to DTC, as holder of the Securities, on the Maturity Date.  We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “Description of Securities—Book-Entry Note or Certificated Note” below and “The Depositary” in the accompanying prospectus supplement.

Supplemental Redemption Amount	The Supplemental Redemption Amount will be determined by the Calculation Agent and will equal:

$10 times the Basket Percent Change times the Participation Rate

Basket Percent Change	A fraction, the numerator of which is the Final Basket Value minus the Initial Basket Value and the denominator of which is the Initial Basket Value, as described by the following formula:

Basket Percent Change	=	Final Basket Value – Initial Basket Value
Initial Basket Value

Maximum Payment at Maturity	$15.05 to $15.25 per Security (50.5% to 52.5% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.

Participation Rate	100%

Minimum Payment at Maturity	$9 per Security

Initial Basket Value
10, which is equal to the sum of the products of (i) the Initial Share Price of each Basket Component and (ii) the Multiplier for such Basket Component on the Pricing Date, as determined by the Calculation Agent.

Final Basket Value
The sum of the products of (i) the Final Share Price of each Basket Component on the Determination Date and (ii) the Multiplier for such Basket Component on the Determination Date, as determined by the Calculation Agent.

Initial Share Price	The Initial Share Price will be the respective Share Closing Prices of the Basket Components on the Pricing Date as specified under “Description of Securities—Basket—Initial Share Price” above.

Final Share Price	For each Basket Component, the Share Closing Price for such Basket Component on the Determination Date times the Adjustment Factor for such Basket Component on such date.

Multiplier
The fractional value assigned to each Basket Component as set forth under “Description of Securities—Basket—Multiplier” above so that each Basket Component will represent its applicable Basket Weighting in the predetermined Initial Basket Value.  Each Multiplier will remain constant for the term of the Securities.

Share Closing Price
Subject to the provisions set out under “Description of Securities—Discontinuance of the Basket Components and/or the Indices Tracking the Basket Components; Alteration of Method of Calculation” and “Description of Securities—Antidilution Adjustments” below, the Share Closing Price for one VGK Share, one EWJ Share, one FXI Share, one EWZ Share or one EEM Share on any Trading Day means:

(i) if any of the Basket Components is listed on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Component (or any such other security) is listed,

(ii) if any of the Basket Components is securities of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii) if any of the Basket Components is not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If any of the Basket Components is listed on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Share Closing Price for such Basket Component on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If the last reported sale price or the official closing price published by NASDAQ, as applicable, for any of the Basket Components is not available pursuant to either of the two preceding sentences, then the Share Closing Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for such shares for such Trading Day obtained from as many recognized dealers in such shares, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third-party dealers, the Share Closing Price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto.  See “Description of Securities—Discontinuance of the Basket Components and/or the Indices Tracking the Basket Components; Alteration of Method of Calculation” and “Description of Securities—Antidilution Adjustments” below.

Adjustment Factor	For each of the Basket Components, initially 1.0, subject to adjustment for certain corporate events affecting such Basket Component. See “Description of Securities—Antidilution Adjustments” below.
Antidilution Adjustments
If any of the Basket Components is subject to a stock split or reverse stock split, then once such split has become effective, the applicable Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one VGK Share, EWJ Share, FXI Share, EWZ Share or EEM Share, as applicable.

No adjustment to an Adjustment Factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one millionths being rounded upward.

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to an Adjustment Factor or method of calculating an Adjustment Factor and of any related determinations and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Trading Day
Trading Day means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), the NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Business Day	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

Relevant Exchange
Relevant Exchange means the primary exchange or market of trading for any security (or any combination thereof) then included in the Tracked Indices or the relevant Successor Index, as applicable (as defined under “Description of Securities—Discontinuance of the Basket Components and/or the Indices Tracking the Basket Components; Alteration of Method of Calculation”).

Market Disruption Event	Market Disruption Event means:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of any of the Basket Components on the primary market for such shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Component as a result of which the reported trading prices for such shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such Basket Component, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii) the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of any of the Tracked Indices on the Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s), in each case as determined by the Calculation Agent in its sole discretion; or

(iii) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to any of the Tracked Indices for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(iv) a determination by the Calculation Agent in its sole discretion that any event described in clause (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in any of the Tracked Indices is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Tracked Index shall be based on a comparison of (x) the portion of the value of such Tracked Index attributable to that security relative to (y) the overall value of such Tracked Index in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in any of the Basket Components or in the futures or options contract related to any of the Tracked Indices or any of the Basket Components will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts on any of the Tracked Indices or any of the Basket Components by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Tracked Index or such Basket

Component, as applicable, and (4) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts related to any of the Tracked Indices or any of the Basket Components is traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in any of the Basket Components, see “Description of Securities—Discontinuance of the Basket Components and/or the Indices Tracking the Basket Components; Alteration of Method of Calculation” below.

Discontinuance of the Basket Components
and/or the Indices Tracking the Basket
Component; Alteration of Method of
Calculation
If trading in shares of any of the Basket Components on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or any of the Basket Components is liquidated or otherwise terminated (a “Discontinuance or Liquidation Event”), the Share Closing Price on any Trading Day following the Discontinuance or Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of such Tracked Index (or any Successor Index, as described below) on such Trading Date (taking into account any material changes in the method of calculating such Tracked Index following such Discontinuance or Liquidation Event) times (ii) a fraction, the numerator of which is the Share Closing Price and the denominator of which is the closing value of such Tracked Index (or any Successor Index, as described below), each determined as of the last day prior to the occurrence of the Discontinuance or Liquidation Event on which a Share Closing Price was available.

If, following a Discontinuance or Liquidation Event, MSCI Inc., the index publisher of the Tracked Indices, discontinues publication of any of the Tracked Indices and MSCI Inc. or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Indices (such index being referred to herein as an “Successor Index”), then any subsequent Share Closing Price on any Trading Day following a Discontinuance or Liquidation Event will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on such Trading Day.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Securities, within three Business Days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of the Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If, following a Discontinuance or Liquidation Event, MSCI Inc. discontinues publication of any of the Tracked Indices prior to, and such discontinuance is continuing on, the Valuation Date or the date of acceleration, and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Share Closing Price for such date.  The Share Closing Price will be computed by the Calculation Agent in accordance with the formula for calculating such Tracked Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently composing such Tracked Index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Tracked Indices may adversely affect the value of the Securities.

Book Entry Note or Certificated Note
Book Entry.  The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Securities.  Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Securities, for distribution to participants in accordance with DTC’s procedures.  For more information regarding DTC and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon, a New York banking corporation

Agent	MS & Co.

Alternate Exchange Calculation

in Case of an Event of Default
If an Event of Default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:
• the lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus
• the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Securities is accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of such acceleration.

Default Quotation Period
The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third Business Day after that day, unless:
• no quotation of the kind referred to above is obtained, or

• every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five Business Days after that first Business Day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.

In any event, if the Default Quotation Period and the subsequent two Business Day objection period have not ended before the Determination Date, then the Acceleration Amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

• A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
• P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.
Calculation Agent	MS & Co. and its successors.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred- thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the

Calculation Agent must make in determining the Initial Share Price and the Final Share Price of the VGK Shares, EWJ Shares, FXI Shares, EWZ Shares and EEM Shares, the Basket Performance and the Supplemental Redemption Amount, if any, or whether a Market Disruption Event has occurred or any Antidilution Adjustment is required.  See “Description of Securities—Market Disruption Event” and “Description of Securities—Antidilution Adjustments” above.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Graph
The following graph sets forth the historical performance of the Basket (assuming that each of the Basket Components is weighted as described in “Description of Securities—Basket” above) for the period from January 1, 2007 through December 27, 2012 and illustrates the effect of the offset and/or correlation among the Basket Components during such period.  The graph does not attempt to show your expected return on an investment in the Securities.  The historical performance of the Basket should not be taken as an indication of its future performance.

Historical Performance of the Basket January 1, 2007 through December 27, 2012

Historical Information
The following tables set forth the published high, low and end-ofquarter closing values for each of the Basket Components for each calendar quarter in the period from January 1, 2007 through December 27, 2012.  The graphs following each Basket Component’s table set forth the historical performance of each respective Basket Component for the same period.  On December 27, 2012, the Share Closing Prices for the Basket Components were as follows: $48.54 for the VGK Shares, $9.74 for the EWJ Shares, $39.54 for the FXI Shares, $55.44 for the EWZ Shares and $43.54 for the EEM Shares.  We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical performance of the Basket Components should not be taken as an indication of their future performance.  We cannot give you any assurance that the Basket Performance will be greater than zero so that you will receive a Payment at Maturity that is greater than the Stated Principal Amount of the Securities.  The Basket Components may be, and have been, volatile, and we can give you no assurance that the volatility will lessen.

The Vanguard MSCI Europe ETF Historical High, Low and Period End Share Closing Prices January 1, 2007 through December 27, 2012
Vanguard MSCI Europe ETF	High ($)	Low ($)	Period End ($)
2007
First Quarter	71.10	65.60	70.92
Second Quarter	77.51	71.62	76.33
Third Quarter	79.51	69.13	78.20
Fourth Quarter	81.91	74.58	74.82
2008
First Quarter	74.80	64.35	68.79
Second Quarter	74.06	65.00	65.61
Third Quarter	65.02	51.13	53.37
Fourth Quarter	53.07	32.77	38.36
2009
First Quarter	39.38	26.76	31.90
Second Quarter	42.80	32.73	40.28
Third Quarter	50.59	38.34	49.59
Fourth Quarter	52.67	47.61	48.48
2010
First Quarter	50.76	43.37	48.13
Second Quarter	50.08	39.19	40.19
Third Quarter	49.28	40.90	48.72
Fourth Quarter	53.42	47.11	49.09
2011
First Quarter	52.73	47.68	51.95
Second Quarter	56.27	50.30	53.53
Third Quarter	54.07	39.25	40.66
Fourth Quarter	48.72	39.43	41.43
2012
First Quarter	47.24	40.95	46.09
Second Quarter	46.83	38.64	42.83
Third Quarter	48.54	40.36	45.26
Fourth Quarter (through December 27, 2012)	49.06	44.20	48.54

Vanguard MSCI Europe ETF Daily Share Closing Prices January 1, 2007 through December 27, 2012

The iShares® MSCI Japan Index Fund Historical High, Low and Period End Share Closing Prices January 1, 2007 through December 27, 2012

iShares® MSCI Japan Index Fund	High ($)	Low ($)	Period End ($)
2007
First Quarter	15.14	13.87	14.57
Second Quarter	14.73	14.25	14.51
Third Quarter	14.78	13.45	14.34
Fourth Quarter	14.65	13.03	13.29
2008
First Quarter	13.28	11.53	12.37
Second Quarter	13.83	12.38	12.47
Third Quarter	12.52	10.24	10.66
Fourth Quarter	10.53	7.80	9.58
2009
First Quarter	9.63	6.87	7.90
Second Quarter	9.58	8.12	9.43
Third Quarter	10.30	9.19	9.94
Fourth Quarter	10.03	9.24	9.74
2010
First Quarter	10.57	9.75	10.44
Second Quarter	10.70	9.18	9.20
Third Quarter	10.01	9.23	9.89
Fourth Quarter	10.96	9.72	10.91
2011
First Quarter	11.61	9.66	10.32
Second Quarter	10.61	9.79	10.43
Third Quarter	10.88	9.23	9.46
Fourth Quarter	9.98	8.84	9.11
2012
First Quarter	10.18	9.07	10.18
Second Quarter	10.19	8.65	9.41
Third Quarter	9.50	8.76	9.17
Fourth Quarter (through December 27, 2012)	9.80	8.76	9.74

iShares® MSCI Japan Index Fund Daily Share Closing Prices January 1, 2007 through December 27, 2012

The iShares® FTSE China 25 Index Fund Historical High, Low and Period End Share Closing Prices January 1, 2007 through December 27, 2012
iShares® FTSE China 25 Index Fund	High ($)	Low ($)	Period End ($)
2007
First Quarter	38.80	30.55	34.14
Second Quarter	43.31	34.83	42.95
Third Quarter	60.70	39.91	60.00
Fourth Quarter	72.84	53.75	56.82
2008
First Quarter	59.25	41.23	45.05
Second Quarter	54.55	43.13	43.61
Third Quarter	47.20	30.88	34.47
Fourth Quarter	34.25	19.42	29.09
2009
First Quarter	31.56	22.80	28.53
Second Quarter	40.12	29.22	38.37
Third Quarter	43.80	36.51	40.92
Fourth Quarter	46.35	39.51	42.26
2010
First Quarter	44.56	37.17	42.10
Second Quarter	44.59	37.02	39.13
Third Quarter	42.85	38.74	42.82
Fourth Quarter	47.93	42.19	43.09
2011
First Quarter	44.91	41.16	44.91
Second Quarter	46.37	41.11	42.95
Third Quarter	43.30	30.83	30.83
Fourth Quarter	38.95	29.75	34.87
2012
First Quarter	40.49	35.17	36.67
Second Quarter	38.35	31.83	33.67
Third Quarter	35.29	32.09	34.60
Fourth Quarter (through December 27, 2012)	39.75	34.91	39.54

iShares® FTSE China 25 Index Fund Daily Share Closing Prices January 1, 2007 through December 27, 2012

The iShares® MSCI Brazil Index Fund Historical High, Low and Period End Share Closing Prices January 1, 2007 through December 27, 2012
iShares® MSCI Brazil Index Fund	High ($)	Low ($)	Period End ($)
2007
First Quarter	49.32	42.70	49.22
Second Quarter	62.92	49.58	61.42
Third Quarter	74.58	51.28	73.55
Fourth Quarter	86.15	72.50	80.70
2008
First Quarter	88.23	69.26	77.03
Second Quarter	100.47	79.88	89.29
Third Quarter	87.78	50.99	56.31
Fourth Quarter	56.25	26.89	34.99
2009
First Quarter	40.89	31.75	37.70
Second Quarter	57.95	39.24	52.97
Third Quarter	67.64	49.17	67.64
Fourth Quarter	79.79	66.03	74.61
2010
First Quarter	77.79	62.84	73.64
Second Quarter	75.73	58.61	61.83
Third Quarter	76.95	62.97	76.95
Fourth Quarter	81.58	73.84	77.40
2011
First Quarter	78.64	70.22	77.51
Second Quarter	79.78	69.57	73.35
Third Quarter	74.16	52.01	52.01
Fourth Quarter	64.51	50.89	57.39
2012
First Quarter	70.42	58.52	64.66
Second Quarter	65.38	49.07	51.70
Third Quarter	57.06	50.03	54.06
Fourth Quarter (through December 27, 2012)	55.54	51.06	55.44

iShares® MSCI Brazil Index Fund Daily Share Closing Prices January 1, 2007 through December 27, 2012

The iShares® MSCI Emerging Markets Index Fund Historical High, Low and Period End Share Closing Prices January 1, 2007 through December 27, 2012
iShares® MSCI Emerging Markets Index Fund	High ($)	Low ($)	Period End ($)
2007
First Quarter	39.54	35.10	38.83
Second Quarter	44.40	39.15	43.88
Third Quarter	50.13	39.50	49.82
Fourth Quarter	55.73	47.18	50.10
2008
First Quarter	50.37	42.16	44.79
Second Quarter	51.71	44.47	45.24
Third Quarter	44.43	31.55	34.17
Fourth Quarter	34.58	18.26	24.97
2009
First Quarter	27.10	19.94	24.81
Second Quarter	34.64	25.63	32.23
Third Quarter	39.28	30.74	38.91
Fourth Quarter	42.07	37.57	41.50
2010
First Quarter	43.20	36.83	42.12
Second Quarter	43.98	36.17	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.78	47.64
2011
First Quarter	48.67	44.60	48.67
Second Quarter	50.20	45.50	47.60
Third Quarter	48.48	34.95	35.10
Fourth Quarter	42.76	34.36	37.94
2012
First Quarter	44.75	38.23	42.95
Second Quarter	43.55	36.69	39.14
Third Quarter	42.37	37.42	41.33
Fourth Quarter (through December 27, 2012)	43.77	40.16	43.54

iShares® MSCI Emerging Markets Index Fund Daily Share Closing Prices January 1, 2007 through December 27, 2012

The Vanguard MSCI Europe ETF;
Public Information
The Vanguard MSCI Europe ETF is an exchange-traded fund that seeks to track the performance of the MSCI Europe Index, which measures the investment return of stocks issued by companies located in the major markets of Europe.  The Vanguard MSCI Europe ETF is managed by The Vanguard, Group, Inc. ( “Vanguard”), a registered investment company that consists of numerous separate investment portfolios.  Information provided to or filed with the Commission by Vanguard pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 028-06408 and 811-02652, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the VGK Shares.  We have derived all disclosures contained in this pricing supplement regarding Vanguard from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vanguard.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Vanguard is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the VGK Shares (and therefore the price of the VGK Shares at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vanguard could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the VGK Shares.

We and/or our affiliates may presently or from time to time engage in business with Vanguard.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to Vanguard, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the VGK Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of Vanguard as in your judgment is appropriate to make an informed decision with respect to an investment in the VGK Shares.

The MSCI Europe IndexSM
The MSCI Europe IndexSM is calculated, published and disseminated daily by MSCI Inc., through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.  The MSCI Europe IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe.  As of November 2012, the MSCI Europe Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  For additional information about the MSCI Europe IndexSM, see the information set forth under “MSCI Europe IndexSM” in the accompanying index supplement.

The iShares® MSCI Japan Index
Fund Public Information
The iShares® MSCI Japan Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Japan Index Fund.  This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Japan Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the Japan Shares.  We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Japan Shares (and therefore the price of the Japan Shares at the time we priced the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Japan Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the Japan Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the Japan Shares.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The MSCI Japan Index
The MSCI Japan Index is calculated, published and disseminated daily by MSCI.  The MSCI Japan Index is a free float adjusted market capitalization index that is designed to measure large- and mid-cap Japanese equity market performance, to reflect the sectoral diversity of the Japanese equity market and to represent Japanese companies that are available to investors worldwide. Securities listed on the Tokyo, Osaka, JASDAQ and Nagoya Stock Exchanges are eligible for inclusion in the MSCI Japan Index and the MSCI Japan Index consists of stocks traded primarily on the Tokyo Stock Exchange.  For additional information about the MSCI Japan Index, see the information set forth under “MSCI Japan IndexSM” in the accompanying index supplement.

The iShares® FTSE China 25
Index Fund; Public Information
The iShares® FTSE China 25 Index Fund is an exchange-traded fund managed by iShares, a registered investment company.  iShares consists of numerous separate investment portfolios, including the iShares® FTSE China 25 Index Fund.  BlackRock Fund Advisors is the investment adviser to the fund.  The fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE China 25 Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the Shares.  We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Shares (and therefore the price of the Shares at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the Shares.

iShares® is a registered trademark of BTC.  The Securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The FTSE China Index
The FTSE China 25 Index is a stock index calculated, published and disseminated by FTSE International Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange.  For additional information about the FTSE China Index, see the information set forth under “FTSE China Index” in the accompanying index supplement.

The iShares® MSCI Brazil
Index Fund; Public Information
The iShares® MSCI Brazil Index Fund is an exchange-traded fund managed by iShares.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Index Fund.  The iShares® MSCI Brazil Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil Index.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the Shares.  We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Shares (and therefore the price of the Shares at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the Shares.

iShares® is a registered trademark of BTC.  The Securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The MSCI Brazil IndexSM
The MSCI Brazil Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Brazilian equity market and to represent Brazilian companies that are available to investors worldwide.  For additional information about the MSCI Brazil IndexSM, see the information set forth under “MSCI Brazil IndexSM” in the accompanying index supplement.

The iShares® MSCI Emerging Markets
Index Fund; Public Information
The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares MSCI Emerging Markets Index Fund is managed by iShares, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Securities offered hereby and does not relate to the EEM Shares.  We have derived all disclosures contained in this pricing supplement regarding iShares from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Securities and therefore the trading prices of the Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Securities under the securities laws.  As a prospective purchaser of the Securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the EEM Shares.

iShares® is a registered trademark of BTC.  The Securities are not sponsored, endorsed, sold or promoted by BTC.  BTC makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The MSCI Emerging Markets IndexSM
The MSCI Emerging Markets IndexSM is calculated, published and disseminated daily by MSCI Inc., through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. As of November 2012, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI

Emerging Markets Index includes components from all countries designated by MSCI as Emerging Markets. For additional information about the MSCI Emerging Markets IndexSM, see the information set forth under “MSCI Emerging Markets IndexSM” in the accompanying index supplement.

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the Securities.  The original issue price of the Securities will include the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Securities by taking positions in the Basket Components, in futures and/or options contracts on the Basket Components or any component securities underlying any of the Tracked Indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the values of the Basket Components on the Pricing Date, and, therefore, could increase the values at which the Basket Components must close on the Determination Date so that you do not sustain a loss in your investment.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling the Basket Components and/or the securities underlying any of the Tracked Indices or futures and/or options contracts on the Basket Components or component securities underlying any of the Tracked Indices listed on major securities or commodities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by buying any such securities or instruments on the Pricing Date and/or selling such securities or instruments on the Determination Date.  We cannot give any assurance that our hedging activities will not affect the values of the Basket Components and, therefore, adversely affect the value of the Securities or the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution; Conflicts of Interest	Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of Securities set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may distribute the Securities through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, a fixed sales commission of $0.30 for each Security they sell. After the initial offering of the Securities, the Agent may vary the offering price and other selling terms from time to time.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities.  Specifically, the Agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account.  The Agent must close out any naked short position by purchasing the Securities in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, the Securities, any of the Basket Components or the securities underlying the Basket Components in the open market to stabilize the price of the Securities.  Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Securities.  See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Securities, or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Securities.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this pricing supplement, the accompanying prospectus supplement, index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the Securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where Securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Securities pursuant to an offer made under Section 275 except:

(1)  to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer; or
(3) where the transfer is by operation of law.
Benefit Plan Investor Considerations
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Securities are acquired by or with the assets of a plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Securities.

Because we may be considered a party in interest with respect to many plans, the Securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of the Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Securities that either (a) it is not a plan or a plan asset entity and is not purchasing such Securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.

The Securities are contractual financial instruments.  The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities.  The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)  the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v)  neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Securities does not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., MSSB or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

United States Federal Income Taxation	In the opinion of our counsel, Davis Polk & Wardwell LLP, the Securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Please read the discussions in the sections called “United States Federal Taxation – Tax Consequences to U.S. Holders – Notes – Optionally Exchangeable Notes,” “United States Federal Taxation – Tax Consequences to U.S. Holders – Backup Withholding and Information Reporting” and “United States Federal Taxation – Tax Consequences to U.S. Holders – Disclosure Requirements” of the accompanying prospectus supplement.  The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the “Tax Disclosure Sections.”

In summary, U.S. Holders generally will, regardless of their regular method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount (“OID”) as interest income on the Securities on a constant-yield basis in each year that they hold the Securities, even though no stated interest will be paid on the Securities.  As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, as discussed in the accompanying prospectus supplement.  In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Securities generally will be treated as ordinary income.

The rate of accrual of OID on the Securities is the “comparable yield” as described in the Tax Disclosure Sections.  If the Securities were priced on December 26, 2012, the comparable yield for the Securities would be a rate of 2.5463% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the projected payment schedule for a Security (assuming an issue price of $10) consists of a single projected amount equal to $11.3486 due at maturity.  However, the comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield set forth above.  The comparable yield and the projected payment schedule for the Securities will be provided in the final pricing supplement.

The following table states the amount of OID (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a Security) that would be deemed to have accrued with respect to a Security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year):

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through June 30, 2013	$0.1245	$0.1245
July 1, 2013 through December 31, 2013	$0.1289	$0.2534
January 1, 2014 through June 30, 2014	$0.1305	$0.3839
July 1, 2014 through December 31, 2014	$0.1322	$0.5161
January 1, 2015 through June 30, 2015	$0.1339	$0.6500
July 1, 2015 through December 31, 2015	$0.1356	$0.7856
January 1, 2016 through June 30, 2016	$0.1373	$0.9229
July 1, 2016 through December 31, 2016	$0.1391	$1.0620
January 1, 2017 through June 30, 2017	$0.1408	$1.2028
July 1, 2017 through December 31, 2017	$0.1426	$1.3454
January 1, 2018 through the Maturity Date	$0.0032	$1.3486

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustment in respect of the Securities, and we make no representation regarding the actual amount of the payment that will be made on a Security.

Tax Consequences to Non-U.S. Holders

If you are a non-U.S. investor, please read the discussion under “United States Federal Taxation — Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of an investment in the Securities.  Non-U.S. investors should also note that the discussion in the accompanying prospectus supplement does not address the tax consequences to non-U.S. investors for whom income or gain in respect of the Securities is effectively connected with the conduct of a trade or business in the United States.  Such non-U.S. investors should consult their tax advisers regarding the potential tax consequences of an investment in the Securities.

The discussion in the preceding paragraphs, the discussion contained in the section entitled “Tax considerations” in the accompanying free writing prospectus and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Securities.